As filed with the Securities and Exchange Commission on May 16, 2007
Registration No. 333-134734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)
_____________________________
Delaware	5199	75-2543540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3847 East Loop 820 South
Fort Worth, Texas 76119
(817) 496-4414
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________________

Ronald C. Morgan
Chief Executive Officer and President
Tandy Leather Factory, Inc.
3847 East Loop 820 South
Fort Worth, Texas 76119
(817) 496-4414
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copy To:

Douglas W. Clayton
Cantey Hanger, LLP
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102
(817) 877-2890
Fax: (817) 333-2990

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $.0024 par value	3,000,000	$6.585	$19,755,000.00	$2,113.79

(1)
Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average ($6.585) of the high ($6.60) and low ($6.57) prices of the common stock on May 30, 2006, as quoted on the American Stock Exchange. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.

(2)	Amount previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to Form S-1 is being filed in order to update the prospectus included in this registration statement (Registration No. 333-134734) to reflect our Quarterly Report on From 10-Q for the three months ended March 31, 2007, filed with the Securities and Exchange Commission on May 15, 2007 and our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2007. This Post-Effective Amendment also updated information relating to the number of Leather Factory wholesale centers and Tandy Leather retail stores we currently operate.

PROSPECTUS

Tandy Leather Factory, Inc.

3,000,000 Shares of Common Stock

___________________________

This prospectus relates to the offer and sale of up to 3,000,000 shares of common stock, $0.0024 par value, of Tandy Leather Factory, Inc., a Delaware corporation, that my be offered and sold from time to time by our current stockholders who purchased such shares from Wray Thompson and Ron Morgan, affiliates of Tandy Leather Factory, and Sally Thompson, the spouse of Mr. Thompson. We will not receive any proceeds from the sale of shares by the selling shareholders.

Messrs. Thompson and Morgan will reimburse us for all expenses of the offering (estimated at $63,114), except that the selling stockholders will pay any applicable underwriter’s commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the selling stockholders.

The shares may be sold from time to time in transaction at the market prices then prevailing on the American Stock Exchange (“AMEX”), in privately negotiated transactions or otherwise. In connection with any sales, the selling stockholders and any brokers and dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. See “Plan of Distribution.”

Our common stock is currently listed on the AMEX under the symbol "TLF." On May 10, 2007, the closing sale price of our common stock on the AMEX was $7.16 per share.

____________________________

FOR INFORMATION CONCERNING CERTAIN RISKS RELATING TO AN INVESTMENT IN TANDY LEATHER FACTORY’S COMMON STOCK, SEE "Risk Factors" BEGINNING ON PAGE 3.

_____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2007.

SUMMARY

Overview

Tandy Leather Factory is a retailer and wholesale distributor of a broad line of leather and related products, including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We also manufacture leather lacing and kits. During 2005, our consolidated sales totaled $50.7 million of which approximately 10.3% were export sales. Our common stock trades on the American Stock Exchange under the symbol "TLF".

At May 10, 2007, we operated 30 Leather Factory wholesale distribution centers and 67 Tandy Leather retail stores. We also own and operate Roberts, Cushman and Company, Inc., a manufacturer of custom hat trims.

Our three segments can be summarized as shown below:

1.
The Leather Factory sells to a mixture of customers that include resellers, national accounts, institutional and retail customers and manufacturers. The Leather Factory’s products are leather and related products, including leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We have a chain of 30 wholesale stores located in the United States and Canada, of which 29 operate under the name “The Leather Factory.” One wholesale store operates under the name “Mid-Continent Leather Sales.”

2.
Tandy Leather Company sells primarily to retail customers through a chain of retail stores located in the United States. Products include quality tools, leather, accessories, kits and teaching materials. Tandy Leather is the oldest and best-known supplier of leather and related supplies used in the leathercraft industry. From its founding in 1919, Tandy has been the primary leathercraft resource worldwide. We acquired the assets of Tandy Leather in late 2000, and in early 2002, we initiated a plan to expand Tandy Leather by opening or acquiring retail stores. As of May 10, 2007, we are operating 67 Tandy Leather retail stores located in the United States and Canada.

3.	Roberts, Cushman & Company manufactures decorative hat trims that are sold directly to hat manufacturers and distributors. Its operations are not material to our financial results.

Our growth, measured both by our net sales and net income, occurs as a result of the increase in the number of stores we have and the increase from year to year of the sales in our existing stores. The following tables provide summary information concerning the additions of facilities for our Leather Factory wholesale centers and Tandy Leather retail stores in each of our fiscal years from 1999 through May 10, 2007.

STORE COUNT
YEARS ENDED DECEMBER 31, 1999 through May 10, 2007

	Leather Factory wholesale stores			Tandy Leather retail stores
Year Ended	Opened	Conversions(1)	Total	Opened (2)	Closed	Total
Balance Fwd			22			N/A
1999	4	0	26			N/A
2000	2	0	28	1*	0	1
2001	2	0	30	0	0	1
2002	1	(1)	30	14	1*	14
2003	0	0	30	12	0	26
2004	0	0	30	16	0	42
2005	0	0	30	8	0	50
2006	0	(1)	29	12	0	62
2007 (through May 10)	1	0	30	5	0	67

(1) Leather Factory wholesale center converted to a Tandy Leather retail store.
(2) Includes conversions of Leather Factory wholesale centers to Tandy Leather retail stores.
(*) The Tandy Leather operation began as a central mail-order fulfillment center in 2000 that we closed in 2002.

Our company was founded in 1980 as Midas Leathercraft Tool Company, a Texas corporation. Midas' original business activity focused on the distribution of leathercraft tools. In addition, the founders of Midas entered into a consulting agreement with Brown Group, Inc., a major footwear retailer, as a result of their proposal to develop a multi-location chain of wholesale distribution centers known as "The Leather Factory." In 1985, Midas purchased the assets of The Leather Factory from Brown Shoe Group, which then consisted of six distribution centers.

In 1993, we changed our name to "The Leather Factory, Inc.", then reincorporated in the state of Delaware in 1994. In 2005, we changed our name to Tandy Leather Factory, Inc.

Our expansion of the wholesale chain occurred via the opening of new centers as well as numerous acquisitions of small businesses in strategic geographic locations including the acquisition of our Canadian distributor, The Leather Factory of Canada, Ltd., in 1996. By 2002, we had grown to twenty-seven Leather Factory centers located in the United States and three Leather Factory centers in Canada. In November 2000, we acquired the operating assets of two subsidiaries of Tandycrafts, Inc. to form Tandy Leather Company. In 2002, we began opening retail stores under the "Tandy Leather" name.

Our corporate headquarters are located at 3847 East Loop 820 South, Fort Worth, Texas 76119, and our telephone number is (817) 496-4414.

About This Offering

This prospectus relates to the offer and sale of up to 3,000,000 shares of common stock, $0.0024 par value, of Tandy Leather Factory, Inc., a Delaware corporation, that my be offered and sold from time to time by our current stockholders who purchased such shares from Wray Thompson and Ron Morgan, affiliates of Tandy Leather Factory, and Sally Thompson, the spouse of Mr. Thompson. We will not receive any proceeds from the sale of shares by the selling shareholders.

Messrs. Thompson and Morgan will reimburse us for all expenses of the offering (estimated at $63,114), except that the selling stockholders will pay any applicable underwriter’s commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the selling stockholders.

The shares may be sold from time to time at the market prices then prevailing on the American Stock Exchange,in privately negotiated transactions or otherwise. In connection with any sales, the selling stockholders and any brokers and dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. See “Plan of Distribution.”

Our common stock is currently listed on the AMEX under the symbol "TLF." On May 10, 2007, the closing sale price of our common stock on the AMEX was $7.16 per share.

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements broadly involve our current expectations for future results. Our forward-looking statements generally relate to financial results, growth strategies, product development, competitive strengths, and sales efforts. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “possible”, “project”, “should” or similar expressions generally identify our forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, are forward-looking statements.

Our ability to actually achieve results consistent with our current expectations depends significantly on certain factors that may cause actual future results to differ materially from our current expectations. We caution you to consider carefully the specific risk factors discussed in this prospectus and our periodic reports filed with the Securities and Exchange Commission from time to time. These factors, in some cases, have affected, and in the future (together with other unknown factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by such forward-looking statements. We cannot assure you that any expectation, estimate or projection contained in a forward-looking statement can be achieved. It is not possible to foresee or identify all factors that may affect our forward-looking statements, and you should not consider any list of such factors to be an exhaustive list of all risks, uncertainties or potentially inaccurate assumptions affecting such forward-looking statements.

You are also cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. As a general policy, we do not intend to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

RISK FACTORS

In addition to the other information in this prospectus, before purchasing the shares you should carefully consider the following risk factors in your evaluation of Tandy Leather Factory, Inc. and our business. Investing in our common stock involves some risk. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we consider immaterial may also affect our business operations. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

RISKS RELATED TO OUR BUSINESS

The new Tandy Leather retail stores we are opening or acquiring may not be profitable.

If the new Tandy Leather stores are not profitable, the money spent to open or acquire these stores will not produce higher profits.

If we cannot find sufficient new locations on acceptable terms, our Tandy Leather expansion plans may not work.

Our plans to expand Tandy Leather require purchasing existing leathercraft stores or opening new stores that meet our budget. Because in recent years, our expansion has produced much of the increase in our profits, disruption of this expansion would likely also slow or stop the growth of our profits.

If we cannot hire and train competent managers to oversee our stores, our Tandy Leather expansion plans may slow down or cease.

Our plans to increase the number of retail stores depend on our success in hiring and/or training competent store managers. If we are unable to adequately staff our stores with knowledgeable managers, the stores’ profits would likely decrease and our expansion plans would slow down or cease.

Political considerations here and abroad could disrupt our sources of supplies from abroad or affect the prices we pay for goods. These considerations include terrorism, war in the Middle East and increased barriers to importing goods, such as new tariffs.

We rely heavily on imported goods as sources of the inventory we sell. If any of these events occurs and disrupts the flow of these goods to us, then we may not have sufficient inventory or our inventory costs are likely to be higher.

If the costs of our raw materials and inventory increase, our profits are likely to decline.

If our inventory costs go up, we may not be able to make a similar increase in the prices we charge for the goods we sell. Normal price fluctuations or livestock diseases can affect our inventory costs.

The ongoing rise in oil and natural gas prices will increase the costs of the goods that we sell. As a result, our profits could be reduced.

Various fuels used to manufacture certain leather and leathercrafts are derived from oil and natural gas. Also, the carriers who transport our goods rely on oil-based fuels to power their ships, trucks and trains. They are likely to pass their increased costs on to us. We may not be able to increase our prices sufficiently to cover these increases.

Other factors could cause either fluctuations in buying patterns or possible negative trends in the craft and western retail markets. In addition, our customers may change their preferences to products other than ours, or they may not accept new products as we introduce them.

____________________________

There are other uncertainties that are difficult to predict and are often beyond our control. If these occur, they may have a negative impact on us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. See “Selling Stockholders”.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock by the selling stockholders as of July 10, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except when authority is shared by spouses under applicable law. The selling stockholders acquired the shares being offered from Wray and Sally Thompson and Ron Morgan as part of a group of transactions all completed on May 5, 2006. See “Material Relationships and Transactions” below for more details.

	Number of Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Offering (Assuming All Shares Being Offered Are Sold)
Name of Selling Stockholder	Number	Percent	Shares Being Offered	Number	Percent
Eagle Rock Master Fund (10)	72,900	*	72,900	0	*
Eagle Rock Institutional (10)	36,450	*	36,450	0	*
Nader Tavakoli, individual	12,150	*	12,150	0	*
Grand Slam Capital Master Fund (13)	25,000	*	25,000	0	*
Hoak Public Equities (7)	260,000	2.41%	260,000	0	*
Iroquois Master Fund Ltd (1)	100,000	*	100,000	0	*
LCKM Private Discipline Master Fund, SPC (2)	15,000	*	15,000	0	*
Meadowbrook Opportunity Fund LLC (3)	15,000	*	15,000	0	*
Rider Fund, LP (4)	25,000	*	25,000	0	*
Special Situations Fund III QP (11)	800,000	7.41%	800,000	0	*
Special Situations Private Equity Fund, LP (12)	300,000	2.78%	300,000	0	*
Stiassni Capital Partners, LP (8)	50,000	*	50,000	0	*
Stoneriver Capital Partners, LP (6)	300,000	2.78%	300,000	0	*
WS Opportunity Fund, LP (5)	11,300	*	11,300	0	*
WS Opportunity Fund International (5)	18,900	*	18,900	0	*
WS Opportunity Fund (QP), LP (5)	9,800	*	9,800	0	*
WTC-CTF Micro-Cap Equity Portfolio (14)	102,500	*	102,500	0	*
WTC-CIF Micro-Cap Equity Portfolio (14)	36,000	*	36,000	0	*
Government of Singapore Investment Corporation Pte Ltd (14)	80,000	*	80,000	0	*
The Retirement Program Plan for Employees of Union Carbide Corporation (14)	80,000	*	80,000	0	*
Public Sector Pension Investment Board (14)	180,000	1.67%	180,000	0	*
Oregon Investment Council (14)	190,000	1.76%	190,000	0	*
The Government of Singapore Investment Corporation Pte Ltd (14)	180,000	1.67%	180,000	0	*
Whitebox Intermarket Partners, LP (9)	100,000	*	100,000	0	*

* Less than 1.0%.

(1) Joshua Silverman exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(2) J. Luther King, Jr. exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(3) Michael Ragins exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(4) Joseph D. O’Brien III exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(5) Patrick Walker, Reiel Walker, and G. Stacy Smith exercise voting and investment power with respect to the shares held by this fund, but each disclaims beneficial ownership of these shares.
(6) Gary Silberberg exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(7) J. Hale Hoak exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(8) Nicholas C. Stiassni exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(9) Andrew Redleaf exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(10) Nader Tavakoli exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(11) Austin Marxe and David Greenhouse, through MGP Advisers Limited Partnership, exercise voting and investment power with respect to the shares held by this fund, but disclaim beneficial ownership of these shares.
(12) Austin Marxe and David Greenhouse, through MG Advisers, exercise voting and investment power with respect to the shares held by this fund, but disclaim beneficial ownership of these shares.
(13) Mitch Sacks exercises voting and investment power with respect to the shares held by this fund, but disclaims beneficial ownership of these shares.
(14) Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own these shares which are held of record by clients of Wellington Management Company, LLP.

Material Relationships and Transactions

All shares of our common stock offered for resale were acquired in the transactions described below.

On July 15, 1993, Wray and Sally Thompson and Ron Morgan acquired 3,115,833 and 3,263,246 shares, respectively, of our common stock as a result of a reverse merger between The Leather Factory, Inc., and a public “shell” corporation. On April 25, 2006 and May 1, 2006, respectively, Mr. Thompson and Mr. Morgan entered into Engagement Agreements with Merriman Curhan Ford & Co. pursuant to which Merriman Curhan Ford & Co. agreed to seek purchasers of 1,500,000 shares each held by Messrs. Thompson and Morgan in a transaction that would be exempt from the registration requirements of the Securities Act of 1933. Merriman Curhan Ford & Co. is a member of the National Association of Securities Dealers, Inc. and a registered securities broker-dealer. On May 5, 2006, Mr. and Mrs. Thompson and Mr. Morgan agreed to sell an aggregate of 3,000,000 shares of our common stock to the selling stockholders. In connection with such transaction, we agreed to register the resale of the 3,000,000 shares at the expense of Mr. and Mrs. Thompson and Mr. Morgan.

None of the persons who will offer shares for resale pursuant to this prospectus is a registered securities broker-dealer.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Our affiliates from whom the selling shareholders acquired the shares are required to reimburse us for all fees and expenses incurred by us incident to the registration of the shares. Such affiliates have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Cantey Hanger, LLP, Fort Worth, Texas.

EXPERTS

The consolidated financial statements as of December 31, 2005 and 2006, and for the years ended December 31, 2004, 2005, and 2006, incorporated by reference in this prospectus, have been audited by Weaver & Tidwell, LLP, as set forth in their report included herein. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Weaver & Tidwell, LLP, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date specifically referencing that particular information in the prospectus or prospectus supplement.

We are subject to the informatioinal requirements of the Exchange Act and as such, we file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Filings with the Securities and Exchange Commission can also be reviewed by accessing its web site at http://www.sec.gov.

Our common stock is listed on the American Stock Exchange and our annual, quarterly and periodic reports and proxy statements can be inspected there.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents, the information incorporated by reference is an important part of this prospectus. Information in the prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below:

•
Annual Report on Form 10-K for the year ended December 31, 2006 (including information specifically incorporated by reference into such 10-K from our definitive proxy statement for our 2007 Annual Meeting of Stockholders), filed with the Securities and Exchange Commission on March 27, 2007;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the Securities and Exchange Commission on May 15, 2007;

•	Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 23, 2007, March 6, 2007, and May 1, 2007; and

•
The description of our common stock and the associated rights, contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 16, 1994, as updated by our current report on Form 8-K filed on July 14, 2004, updating and fully restating the description of our capital stock.

We will provide, at no cost, a copy of these filings to each person, including any beneficial owner, to whom a prospectus is delivered upon oral or written request to our Chief Financial Officer at the following address and telephone number:

Shannon L. Greene, Chief Financial Officer
Tandy Leather Factory, Inc.
PO Box 50429
Fort Worth, Texas 76105-0429
817/496-4414

The documents incorporated by reference, and all other annual, quarterly and current reports and proxy statements we file with the Securities and Exchange Commission, are available on our web site at http://www.tandyleather.com. Information contained in our web site is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, we will indemnify our directors and officers made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer.

Our Amended and Restated Certificate of Incorporation limits the liabilities of our directors to our stockholders and us to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, directors will not be personally liable for monetary damages for breach of fiduciary duty as directors except liabilities (i) for any breach of the duty of loyalty to Tandy Leather Factory, Inc. or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

Our Bylaws also permit us to purchase and maintain insurance on behalf of our directors and officers against any liabilities arising out of their service in these positions. We currently maintain such insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following expenses will be paid by us in connection with the distribution of the shares registered hereby. Messrs. Thompson and Morgan are reimbursing us for all of the expenses related to this offering, except the selling stockholders will pay any applicable broker’s commissions and expenses as well as fees and disbursement of counsel and experts for the selling stockholders. All of such expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Amount
Commission Registration Fee	$2,113.79
*Costs of Printing	1,000.00
*Legal Fees and Expenses	40,000.00
*Accounting Fees and Expenses	5,000.00
*Miscellaneous Expenses	606.20

*Total	$48,719.99
*= Estimated

ITEM 14. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, we will indemnify our directors and officers made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer.

Our Amended and Restated Certificate of Incorporation limits the liabilities of our directors to our stockholders and us to the fullest extent permitted by the applicable section of the Delaware General Corporation Law. Specifically, directors will not be personally liable for monetary damages for breach of fiduciary duty as directors except liabilities (i) for any breach of the duty of loyalty to Tandy Leather Factory, Inc. or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

Our Bylaws also permit us to purchase and maintain insurance on behalf of our directors and officers against any liabilities arising out of their service in these positions. We currently maintain such insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Number	Exhibit
3.1
Certificate of Incorporation of The Leather Factory, Inc., and Certificate of Amendment to Certificate of Incorporation of The Leather Factory, Inc. filed as Exhibit 3.1 to Form 10-Q filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on August 12, 2005 and incorporated by reference herein.

3.2
Bylaws of The Leather Factory, Inc., filed as Exhibit 3.2 to the Registration Statement on Form SB-2 of The Leather Factory, Inc. (Commission File No. 33-81132) filed with the Securities and Exchange Commission on July 5, 1994 and incorporated by reference herein.

4.1
Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation filed as Exhibit 4.1 to Form 10-Q filed by The Leather Factory, Inc. with the Securities and Exchange Commission on May 14, 2003 and incorporated by reference herein.

4.2
Financial Advisor’s Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation filed as Exhibit 4.1 to Form 10-Q filed by The Leather Factory, Inc. with the Securities and Exchange Commission on May 14, 2004 and incorporated by reference herein.

4.3
Form of Registration Rights Agreement between the Company and certain selling stockholders, filed as Exhibit 4.3 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein.

5.1
Form of Opinion of Cantey & Hanger, L.L.P., Securities Counsel, filed as Exhibit 5.1 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein.

10.1
Credit Agreement, dated as of October 6, 2004, made by The Leather Factory, Inc., a Delaware corporation, and Bank One, National Association, filed as Exhibit 10.1 to the Current Report on Form 8-K of The Leather Factory, Inc. (Commission File No. 1-12368) filed with the Securities and Exchange Commission on November 5, 2004 and incorporated by reference herein.

10.2
Line of Credit Note, dated October 6, 2004, in the principal amount of up to $3,000,000 given by The Leather Factory, Inc., a Delaware corporation as borrower, payable to the order of Bank One, National Association, filed as Exhibit 10.2 to the Current Report on Form 8-K of The Leather Factory, Inc. (Commission File No. 1-12368) filed with the Securities and Exchange Commission on November 5, 2004 and incorporated by reference herein.

10.3
Consultation Agreement, dated January 1, 2007, between Tandy Leather Factory, Inc. and J. Wray Thompson, filed as Exhibit 10.3 to Annual Report on Form 10-K filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on March 27, 2007 and incorporated by reference herein.

21.1
Subsidiaries of Tandy Leather Factory, Inc. filed as Exhibit 21.1 to the Annual Report on Form 10-K of The Leather Factory, Inc. for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 28, 2003, and incorporated by reference herein.

23.1
Consent of Cantey & Hanger, L.L.P., Securities Counsel (included in Exhibit 5.1 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein).

23.2*	Consent of Weaver & Tidwell, LLP, Independent Accountants.
24.1
Power of Attorney (included in signature page to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein).

* Filed herewith.

ITEM 17. UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this16th day of May, 2007.

TANDY LEATHER FACTORY, INC.

By:	/s/ Ronald C. Morgan
Ronald C. Morgan
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the day of May 16, 2007 by the following persons in the capacities indicated:

Signature	Title
/s/ Wray Thompson	Chairman of the Board
Wray Thompson

/s/ Ronald C. Morgan	Chief Executive Officer, President & Director
Ronald C. Morgan	(Principal Executive Officer)

/s/ Shannon L. Greene	Treasurer, Chief Financial Officer & Director
Shannon L. Greene	(Principal Financial and Accounting Officer)

*	Director
T. Field Lange

*	Director
Joseph R. Mannes

*	Director
L. Edward Martin III

*	Director
Michael A. Nery

* By: /s/ Shannon L. Greene
Shannon L. Greene Attorney-in-fact

INDEX OF EXHIBITS

Number	Exhibit
3.1
Certificate of Incorporation of The Leather Factory, Inc., and Certificate of Amendment to Certificate of Incorporation of The Leather Factory, Inc. filed as Exhibit 3.1 to Form 10-Q filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on August 12, 2005 and incorporated by reference herein.

3.2
Bylaws of The Leather Factory, Inc., filed as Exhibit 3.2 to the Registration Statement on Form SB-2 of The Leather Factory, Inc. (Commission File No. 33-81132) filed with the Securities and Exchange Commission on July 5, 1994 and incorporated by reference herein.

4.1
Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation filed as Exhibit 4.1 to Form 10-Q filed by The Leather Factory, Inc. with the Securities and Exchange Commission on May 14, 2003 and incorporated by reference herein.

4.2
Financial Advisor’s Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation filed as Exhibit 4.1 to Form 10-Q filed by The Leather Factory, Inc. with the Securities and Exchange Commission on May 14, 2004 and incorporated by reference herein.

4.3
Form of Registration Rights Agreement between the Company and certain selling stockholders, filed as Exhibit 4.3 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein.

5.1
Form of Opinion of Cantey & Hanger, L.L.P., Securities Counsel, filed as Exhibit 5.1 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein.

10.1
Credit Agreement, dated as of October 6, 2004, made by The Leather Factory, Inc., a Delaware corporation, and Bank One, National Association, filed as Exhibit 10.1 to the Current Report on Form 8-K of The Leather Factory, Inc. (Commission File No. 1-12368) filed with the Securities and Exchange Commission on November 5, 2004 and incorporated by reference herein.

10.2
Line of Credit Note, dated October 6, 2004, in the principal amount of up to $3,000,000 given by The Leather Factory, Inc., a Delaware corporation as borrower, payable to the order of Bank One, National Association, filed as Exhibit 10.2 to the Current Report on Form 8-K of The Leather Factory, Inc. (Commission File No. 1-12368) filed with the Securities and Exchange Commission on November 5, 2004 and incorporated by reference herein.

10.3
Consultation Agreement, dated January 1, 2007, between Tandy Leather Factory, Inc. and J. Wray Thompson, filed as Exhibit 10.3 to Annual Report on Form 10-K filed by Tandy Leather Factory, Inc. with the Securities and Exchange Commission on March 27, 2007 and incorporated by reference herein.

21.1
Subsidiaries of Tandy Leather Factory, Inc. filed as Exhibit 21.1 to the Annual Report on Form 10-K of The Leather Factory, Inc. for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 28, 2003, and incorporated by reference herein.

23.1
Consent of Cantey & Hanger, LLP, Securities Counsel (included in Exhibit 5.1 to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein).

23.2*	Consent of Weaver & Tidwell, LLP, Independent Accountants.
24.1
Power of Attorney (included in signature page to the Registration Statement on Form S-1 (Commission File No. 333-134734) filed with the Securities and Exchange Commission on June 5, 2006 and incorporated by reference herein).

* Filed herewith.

EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in the Post-Effective Amendment No. 5 to the registration statement of Tandy Leather Factory, Inc. on Form S-1 filed with the Securities and Exchange Commission on May 16, 2007 of our report dated March 26, 2007, of our audit of the consolidated financial statements of Tandy Leather Factory, Inc. as of December 31, 2006, and for the year then ended, which report is included in the Annual Report on Form 10-K of The Leather Factory, Inc. for the year ended December 31, 2006. We also consent to the reference to our firm under the caption “Experts.”

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
May 16, 2007